JOINT FILER INFORMATION

This report is filed jointly by American Multi-Cinema, Inc., AMC Entertainment Inc., and AMC Entertainment Holdings, Inc.  American Multi-Cinema, Inc. has the right to designate a representative to serve on National CineMedia Inc.’s board of directors.  Craig R. Ramsey is American Multi-Cinema, Inc.’s designee to National CineMedia, Inc.’s board of directors.

Address of each of the Reporting Persons:  One AMC Way, 11500 Ash Street, Leawood, Kansas 66211.

Name of Designated Filer:  American Multi-Cinema, Inc.

Date of Earliest Transaction Required to be Reported:  March 13, 2014

Relationship of Reporting Persons to Issuer:  Director and 10% Owner

Issuer Name and Ticker or Trading Symbol: National CineMedia, Inc. (NCMI)

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Edwin F. Gladbach
Name:	Edwin F. Gladbach
Vice President, Legal

AMC ENTERTAINMENT INC.

By:	/s/ Edwin F. Gladbach
Edwin F. Gladbach
Vice President, Legal

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Edwin F. Gladbach
Name:	Edwin F. Gladbach
Vice President, Legal